UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 2, 2020
(Date of earliest event reported)

IBM CREDIT LLC
(Exact name of registrant as specified in its charter)

Delaware	000-55786	22-2351962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

North Castle Dr Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

914-765-1900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 2, 2020, International Business Machines Corporation (“IBM”) and IBM Credit LLC (“IBM Credit,” together with IBM, the “Borrowers”) (i) entered into a new $2.5 billion 364-Day Credit Agreement (the “New 364-Day Credit Agreement”) with the several banks and other financial institutions from time to time parties thereto (the “364-Day Lenders”) and (ii) entered into the First Amendment (the “Three-Year Amendment”) to the existing $2.5 billion Amended and Restated Three-Year Credit Agreement dated as of July 19, 2018 (the “Existing Three-Year Credit Agreement”), among the Borrowers, the several banks and other financial institutions from time to time parties thereto (the “Three-Year Lenders,” together with the 364-Day Lenders, the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, BNP Paribas, Citibank N.A., Royal Bank of Canada and Mizuho Bank Ltd., as Syndication Agents, and the Documentation Agents named therein.

The New 364-Day Credit Agreement permits the Borrowers to borrow up to an aggregate of $2.5 billion on a revolving basis at any time during the term of the New 364-Day Credit Agreement, subject to the terms therein. Neither Borrower is a guarantor or co-obligor of the other Borrower under the New 364-Day Credit Agreement. Funds borrowed may be used for the general corporate purposes of the Borrowers. Interest rates on borrowings under the New 364-Day Credit Agreement will be based on prevailing market interest rates plus a margin, as further described therein. The New 364-Day Credit Agreement contains customary representations and warranties, covenants, events of default and indemnification provisions. The foregoing description of the New 364-Day Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New 364-Day Credit Agreement, which is filed as Exhibit 10.1 to this report, and is incorporated by reference herein.

The Three-Year Amendment, among other things, modifies certain of the minimum interest rate spreads applicable to future borrowings and extends the maturity of the Existing Three-Year Credit Agreement to July 20, 2023. The foregoing description of the Three-Year Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Three-Year Amendment, which is filed as Exhibit 10.2 to this report, and is incorporated by reference herein.

In the ordinary course of their respective businesses, the Lenders and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Borrowers for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
$2,500,000,000 364-Day Credit Agreement dated as of July 2, 2020, among International Business Machines Corporation and IBM Credit LLC, as Borrowers, the several banks and other financial institutions from time to time parties to such agreement, JP Morgan Chase Bank, N.A., as Administrative Agent, BNP Paribas, Citibank N.A., Royal Bank of Canada and Mizuho Bank, Ltd., as Syndication Agents, and the Documentation Agents named therein.

10.2
First Amendment to the $2,500,000,000 Amended and Restated Three-Year Credit Agreement dated as of July 2, 2020, among International Business Machines Corporation and IBM Credit LLC, as Borrowers, the several banks and other financial institutions from time to time parties to such agreement, JPMorgan Chase Bank, N.A., as Administrative Agent, BNP Paribas, Citibank, N.A., Royal Bank of Canada and Mizuho Bank, Ltd., as Syndication Agents, and the Documentation Agents named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 2, 2020
	By:	/s/ Andrew Paul Urbansky
		Name:	Andrew Paul Urbansky
		Title:	Treasurer